Exhibit 99.(g)(vii)

ADDITIONAL PORTFOLIO LETTER

March 28, 2024

State Street Bank and Trust Company
1776 Heritage Drive, JAB3E
North Quincy, MA 02171
Attn: Suzanne Hinckley, Senior Vice President

Dear Sir or Madam:

Lord Abbett Trust I, as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored investment companies and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (as amended, supplemented, or otherwise modified from time to time, (the “Agreement”), requests to add a Portfolio to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that: “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms of the Agreement, it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio under the terms of the Agreement.” This Letter Amendment is to notify State Street of the establishment of the following new series of Lord Abbett Trust I (the “Trust”): Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund (the “Portfolio”). It is the Trust’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Trust requests that State Street agree, in writing, to provide such services to the Portfolio, thereby making the Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that includes the name of the Portfolio as an entity that participates in the Agreement effective as of April 8, 2024, or as of the Portfolio’s commencement of operations, if later.

Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

On Behalf of:

Lord Abbett Trust I

/s/ Randolph A. Stuzin
Randolph A. Stuzin
Vice President and Assistant Secretary

Accepted:

/s/ Suzanne M. Hinckley

Suzanne M. Hinckley, Senior Vice President
State Street Bank and Trust Company
Date:
Enclosure

EXHIBIT A

Amended as of April 8, 2024

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Credit Opportunities Fund	Statutory Trust	Delaware
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Floating Rate High Income Fund	Statutory Trust	Delaware
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund
Lord Abbett Mid Cap Stock Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett California Tax-Free Income Fund
Lord Abbett High Income Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Income Municipal Bond Fund
Lord Abbett Short Duration Tax Free Fund
Lord Abbett Sustainable Municipal Bond Fund
Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series
Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett Alpha Strategy Fund
Lord Abbett Focused Growth Fund

Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Small Cap Value Fund
Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
Bond-Debenture Portfolio
Developing Growth Portfolio
Dividend Growth Portfolio
Fundamental Equity Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
Mid Cap Stock Portfolio
Short Duration Income Portfolio
Total Return Portfolio
Lord Abbett Special Situations Income Fund	Statutory Trust	Delaware
Lord Abbett Trust I	Statutory Trust	Delaware
Climate Focused Bond Fund
Emerging Markets Equity Fund
International Growth Fund
Investment Grade Floating Rate Fund
Short Duration High Yield Fund
Lord Abbett Diversification Shares: Enhanced Municipal Yield Completion Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland